EXHIBIT 99.3

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of
Hunter Bates Mining Corporation (an exploration stage company)

We have audited the accompanying balance sheet of Hunter Bates Mining Corporation (an exploration stage company) as of December 31, 2008, and the related statements of operations, shareholder’s equity and cash flows for the period from April 21, 2008 (inception) to December 31, 2008. Hunter Bates Mining Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hunter Bates Mining Corporation as of December 31, 2008, and the results of its operations and its cash flows for the period from April 21, 2008 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company had a net operating loss for the period from April 21, 2008 (inception) to December 31, 2008 and has no current assets to operate with. These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Carver Moquist & O’Connor, LLC

Edina, Minnesota
September 30, 2009

HUNTER BATES MINING CORPORATION
(AN EXPLORATION STAGE COMPANY)
  BALANCE SHEET

December 31,
2008
Assets
Property, plant and equipment, net	$1,976,121
Mineral properties and development costs	5,255,635
Total Assets	$7,231,756

Liabilities and Shareholder’s Equity
Current liabilities:
Current portion of long-term note payable	$204,248
Due to Wits Basin Precious Minerals Inc. (Parent)	815,288
Accrued expenses	319,103
Total current liabilities	1,338,639

Deferred income tax liability	431,000
Long-term note payable, net of discount	4,935,389
Total liabilities	6,705,028

Commitments and contingencies

Shareholder’s equity:
Common stock, $.01 par value, 1,000,000 shares authorized: 1,000 shares issued and outstanding at December 31, 2008	10
Retained earnings	526,718
Total shareholder’s equity	526,728
Total Liabilities and Shareholder’s Equity	$7,231,756

The accompanying notes are an integral part of these financial statements.

HUNTER BATES MINING CORPORATION
(AN EXPLORATION STAGE COMPANY)
  STATEMENT OF OPERATIONS

April 21, 2008
(inception) to
December 31,
2008
Revenues	$—

Operating Expenses:
Real estate taxes	11,603
Depreciation and amortization	47,293
Total operating expenses	58,896
Loss from operations	(58,896)

Other Income (Expense):
Interest expense	(205,468)
Foreign currency gains	1,222,082
Total other income (expense)	1,016,614
Income before income taxes	957,718

Income tax provision	(431,000)
Net income	$526,718

Earnings per Share:
Basic Net Earnings per
Common Share	$527

Basic and Diluted Weighted
Average Shares Outstanding	1,000

The accompanying notes are an integral part of these financial statements.

HUNTER BATES MINING CORPORATION
(AN EXPLORATION STAGE COMPANY)
 STATEMENT OF SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM APRIL 21, 2008 (INCEPTION) TO DECEMBER 31, 2008

	Common stock		Retained
	Shares	Amount	earnings	Total
Issuance of 1,000 shares of common stock to Parent on April 21, 2008	1,000	$10	$—	$10
Net income	—	—	526,718	526,718
BALANCE, December 31, 2008	1,000	$10	$526,718	$526,728

The accompanying notes are an integral part of these financial statements.

HUNTER BATES MINING CORPORATION
(AN EXPLORATION STAGE COMPANY)
  STATEMENT OF CASH FLOWS

April 21, 2008
(inception) to
December 31,
2008
OPERATING ACTIVITIES:
Net income	$526,718
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	47,293
Amortization of imputed interest discount on long-term debt	205,468
Gain on foreign currency	(1,222,082)
Deferred income taxes	431,000
Changes in operating assets and liabilities:
Accrued expenses	11,603
Net cash provided by operating activities	—

INVESTING ACTIVITIES:
Net cash provided by investing activities	—

FINANCING ACTIVITIES:
Net cash provided by financing activities	—

INCREASE (DECREASE) IN CASH	—
CASH, beginning of period	—
CASH, end of period	$—

Supplemental cash flow information:
Cash paid for interest	$—
Cash paid for income taxes	$—

Disclosure of non-cash investing and financing activities:
Long-term debt incurred for the purchase of Bates-Hunter Mine	$6,156,251
Intercompany advances from Parent incurred for purchase of Bates-Hunter Mine	$815,298
Accrued expenses incurred in connection with purchase of Bates-Hunter Mine	$307,500
Offset to intercompany advances from Parent for common stock purchase	$(10)

The accompanying notes are an integral part of these financial statements.

HUNTER BATES MINING CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008

NOTE 1 – NATURE OF BUSINESS

Hunter Bates Mining Corporation (“we,” “us,” “our,” “Hunter Bates” or the “Company”) is a minerals exploration and development company based in Minneapolis, Minnesota and a wholly owned subsidiary of Wits Basin Precious Minerals Inc. (“Wits Basin” or “Parent”).

In January 2005, Wits Basin acquired certain rights to purchase the Bates-Hunter Mine (the “Bates-Hunter Mine”) a prior producing gold mine located in Central City, Colorado.  A sister company to us, Gregory Gold Producers, Incorporated, a Colorado corporation (“Gregory Gold”), who is also wholly owned by Wits Basin, has been performing various mine de-watering work and exploration drilling activities in connection with this project.  On June 12, 2008, Wits Basin transferred its right to purchase the Bates-Hunter Mine to us, and concurrent with the transfer, we completed the acquisition of the Bates-Hunter Mine, which included real property, mining claims, permits and equipment. We consummated the acquisition by issuing a limited recourse promissory note for $6,750,000 Canadian Dollars and Wits Basin issued 3,620,000 shares of its common stock.  No exploration activities are currently being conducted at the Bates-Hunter Mine until such time as specific funds become available for this project.

As of December 31, 2008, our only asset is the Bates-Hunter Mine, which includes a prior producing gold mine, a water treatment plant, other mining properties, claims, permits and ancillary equipment. Furthermore, we possess only a few pieces of equipment and have no personnel necessary to actually explore and/or mine for minerals, we therefore remain substantially dependent on Gregory Gold, Wits Basin and third party contractors to perform such operations. As of the date of these financial statements, we do not claim to have any mineral reserves at the Bates-Hunter Mine.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As of December 31, 2008, we have no cash or any other current assets and have a working capital deficit of $1,338,639.  Our ability to continue as a going concern is dependent entirely on receiving funds from Wits Basin and their ability to raise capital or debt directly identified for this project. We believe that private placements of equity capital and debt financing may be adequate to fund our long-term operating requirements. Wits Basin is currently working on specific funding scenarios to provide us with working capital.  If we are unable to obtain the necessary capital, we may have to cease operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Based on management’s assessment in preparation of these financial statements, our Parent, Wits Basin, does not provide any services, such as accounting, treasury, tax, legal, human resources or public affairs, in which we would  utilize “carve out” accounting procedures. Such accounting procedures would allocate certain assets, liabilities and expenses historically recorded or incurred at the Wits Basin level, to reflect the stand-alone financial results of the Company, in accordance with accounting principles generally accepted in the United States of America. Furthermore, should we become a true stand-alone, independent company, we may incur additional charges not reflected in the periods presented herein.

Our Parent does not accrue against us an interest charge for the intercompany advances it has made to us in order to operate. As of December 31, 2008, Wits Basin has advanced $815,288.

We have presented in these financial statements our position as a stand-alone, independent company and as such, we have recorded a temporary income tax provision created by the limited recourse promissory note payable in Canadian Dollars. Under consolidation with our Parent, such income taxes would be eliminated due to the Net Operating Loss (NOL) currently recorded.

All dollar amounts expressed in this financial statement are in US Dollars ($), unless specifically noted as certain transactions are denominated in the Canadian Dollar (“Cdn$”).

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives as follows:
Years
Buildings	20
Equipment	2-7

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. As items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operating income.

Mineral Properties

Mineral property acquisition costs are recorded at cost and are deferred until the viability of the property is determined. The Bates-Hunter Mine has not reached the development stage at this time. Exploration, mineral property evaluation, option payments, related acquisition costs for mineral properties acquired under an option agreement, general overhead, administrative and holding costs to maintain a property on a care and maintenance basis are expensed in the period they are incurred. When reserves are determined for a property and a bankable feasibility study is completed, subsequent exploration and development costs on the property would be capitalized. If a project were to be put into production, capitalized costs would be depleted on the unit of production basis.

Management reviews the net carrying value of a mineral property as changes may materialize with a property, or at a minimum, on an annual basis. Where information and conditions suggest impairment, estimated future net cash flows from each property are calculated using estimated future prices, proven and probable reserves and value beyond proven and probable reserves, and operating, capital and reclamation costs on an undiscounted basis. If it is determined that the future net cash flows are less than the carrying value, a write-down to the estimated fair value is made with a charge to loss for the period. Where estimates of future net cash flows are not available and where other conditions suggest impairment, management assesses if the carrying value can be recovered.

Management's estimates of gold prices, recoverable reserves, probable outcomes, operating capital and reclamation costs are subject to risks and uncertainties that may affect the recoverability of mineral property costs.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee the Company's title. Such properties may be subject to prior undetected agreements or transfers and title may be affected by such defects.

Long-Lived Assets

We will periodically evaluate the carrying value of long-lived assets to be held and used, including but not limited to, mineral properties, capital assets and intangible assets, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

In regards to the acquisition of the Bates-Hunter Mine, we have not commenced an outside review of the fair values to be allocated to the real and personal property purchased.  The Company has used management estimates as of December 31, 2008. We have begun the process to locate dedicated funds in order to resume the defined work program and such funds would also allow us to complete the review of all purchased assets associated with the Bates-Hunter Mine.

Revenue Recognition and Deferred Revenue

As of December 31, 2008, the Bates-Hunter Mine does not provide any revenues and we do not expect to generate any revenues for the foreseeable future.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company is included in the consolidated federal income tax return of Wits Basin.  The tax provision included in the accompanying financial statements is calculated as if the Company filed separate federal and state income tax returns.  Deferred taxes are provided on temporary differences between book and tax basis of assets and liabilities which will have a future impact on taxable income.

Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the periods presented.  Diluted net loss per common share is determined using the weighted average number of common shares outstanding during the periods presented, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of options, warrants and conversion of convertible debt.  In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

NOTE 3 – ACQUISITION OF BATES-HUNTER MINE

On June 12, 2008, Wits Basin entered into a fifth amendment to that certain Asset Purchase Agreement dated September 20, 2006 by and among Wits Basin and the Sellers (Hunter Gold Mining Corp, a British Columbia corporation, Hunter Gold Mining Inc, a Colorado corporation, George E. Otten, a resident of Colorado and Central City Consolidated, Corp. d/b/a Central City Consolidated Mining Co., a Colorado corporation) to, among other changes, reflect the assignment by Wits Basin of its rights in the Asset Purchase Agreement to us.

Pursuant to the terms of the Asset Purchase Agreement, the Company and Wits Basin completed the acquisition of the Bates-Hunter Mine project, which included land, buildings, equipment, mining claims and permits, financed through a limited recourse promissory note of ours payable to Mr. Otten in the principal amount of Cdn$6,750,000 ($6,736,785 and $5,514,703 US as of June 12, 2008 and December 31, 2008, respectively) and the issuance of 3,620,000 shares of Wits Basin common stock (with a fair value of $0.205 per share, totaling $742,100). We also incurred acquisition costs of $380,698.  Additionally, the following net smelter royalties were granted: (i) a two percent net smelter return royalty on all future production, with no limit and (ii) a one percent net smelter return royalty (up to a maximum payment of $1,500,000).

The following table summarizes the initial allocation of the purchase price of the assets acquired in the transaction.  As of December 31, 2008, due to limited available cash funds, we have not undertaken an independent valuation study of the assets and as such, the allocation is preliminary and future refinements are likely to be made based on the completion of final valuation studies, which we would anticipate could be completed during 2009.

Recorded US $ Value (1)
Land	$610,423
Buildings	1,330,902
Equipment	82,089
Mining claims	5,252,292
Mining permits	3,343
Total purchase price	$7,279,049

(1) The US Dollar value reflects a discount ($580,534) relating to the Otten recourse note being non-interest bearing until January 1, 2010.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

With the acquisition of the Bates-Hunter Mine, we allocated the purchase price to the land, buildings and additional equipment acquired. Depreciation on allowable assets is calculated on a straight-line method over the estimated useful life, presently ranging from two to twenty years. Components of our property, plant and equipment are as follows:

December 31,
2008
Land	$610,423
Buildings	1,330,902
Equipment	82,089
Less accumulated depreciation	(47,293)
$1,976,121

NOTE 5 – MINERAL PROPERTIES AND DEVELOPMENT COSTS

The following table summarizes the initial allocation of the purchase price to the mining claims and permits acquired in the Bates-Hunter Mine transaction.  Since the allocation is preliminary and future refinements are likely to be made based on the completion of final valuation studies, we have not recorded any amortization expense nor have we determined that impairment has occurred for the period ended December 31, 2008.

Recorded US $ Value
Mining claims (1)	$5,252,292
Mining permits (2)	3,343
$5,255,635

(1)	We acquired some surface rights and some mining rights to 22 parcels located in Gilpin County, Colorado.
(2)	We acquired various mining, special use, water discharge, stormwater and drilling permits, all of which require renewal at various times.

 NOTE 6 – LONG-TERM NOTE PAYABLE

On June 12, 2008, Wits Basin and Hunter Bates completed the acquisition of the Bates-Hunter Mine project, which included land, buildings, equipment, mining claims and permits, financed through a limited recourse promissory note of Hunter Bates payable to Mr. Otten in the principal amount of Cdn$6,750,000 ($6,736,785 and $5,514,703 US as of June 12, 2008 and December 31, 2008, respectively).  The note requires us to pay to Mr. Otten Cdn$250,000 (valued at $204,248 as of December 31, 2008) on or before December 1, 2008, which was subsequently extended to January 30, 2009 and further extended to April 30, 2009 and further extended to July 31, 2009 under the terms of a June 1, 2009 standstill agreement (see Note 9 – Subsequent Events for information regarding the June 1, 2009 standstill agreement).

The note is interest-free until January 1, 2010, and from such date shall bear interest at a rate of 6% per annum, with a maturity date of December 31, 2015.  The note balance reflects a discount (originally $580,534) relating to the recourse note being non-interest bearing until January 1, 2010. Our payment of the note is secured by a deed of trust relating to the all of the property acquired in favor of Gilpin County Public Trustee for the benefit of Mr. Otten.

Commencing on April 1, 2010, a quarterly installment of accrued interest plus a Production Revenue Payment becomes payable.  We are required to make principal repayments (each a “Production Revenue Payment”), which payment(s) shall equal:

1.	For all calendar quarters ending on or prior to December 31, 2012, 75% of the profit realized by Hunter Bates for the immediately preceding calendar quarter, and
2.	For calendar quarters ending after December 31, 2012, the greater of (a) 75% of the profit realized by Hunter Bates for the relevant calendar quarter and (b) Cdn$300,000.

Furthermore, if we have not been obligated to make a Production Revenue Payment by December 31, 2012, then beginning on April 1, 2013 and continuing on each payment date until we become obligated to make a Production Revenue Payment, we shall make principal repayments in the amount of Cdn$550,000.  Upon our becoming obligated to make a Production Revenue Payment at anytime after April 1, 2013, we shall make Production Revenue Payments in accordance with #2 above.

Summary

The following table summarizes the long-term note payable balance:

Otten limited recourse note converted into US Dollar equivalent	$6,736,785
Less: initial discount for imputed interest of the Otten limited recourse note	(580,534)
Less: unrealized foreign currency gain from the Otten limited recourse note at December 31, 2008	(1,222,082)
Add: amortization of imputed interest discount	205,468
Balance	5,139,637
Less: current portion	(204,248)
Long-term balance at December 31, 2008, net of discount	$4,935,389

Long-term debt has the following scheduled annual principal maturities for the years ending December 31:

2009	$204,248
2010	—
2011	—
2012	—
2013	—
Thereafter	5,310,455
Total	$5,514,703

NOTE 7 – LEGAL MATTERS

The Company is subject to legal proceedings in the normal course of business. Management believes these proceedings will not have a material adverse effect on the financial statements.

NOTE 8 – INCOME TAXES

The income tax provision consists of the following for the year ended December 31, 2008

Current tax provision	$—
Deferred tax provision	431,000
Valuation allowance	—
Total income tax provision	$431,000

Significant components of the Company’s estimated deferred tax assets and liabilities at December 31, 2008:

Deferred tax assets:
Net operating loss	$21,000
Deferred tax liability:
Foreign currency gains	(452,000)
Net deferred tax liability	$(431,000)

Reconciliation between the statutory rate and the effective tax rate for the year ended December 31, 2008

Federal statutory tax rate	34.0%
State taxes, net of federal benefit	3.0%
Permanent differences	8.0%
Effective tax rate	45.0%

NOTE 9 – SUBSEQUENT EVENTS

Standstill Agreement

On June 1, 2009, Wits Basin entered into a standstill agreement (the “Standstill Agreement”), whereby the sellers of the Bates-Hunter Mine agreed not to pursue any enforcement actions with respect to our delay in making the April 30, 2009 Cdn$250,000 principal payment. Pursuant to the terms of the Standstill Agreement, Wits Basin: (i) issued 500,000 shares of its unregistered common stock (fair market value of $0.08 per share on date of agreement with an aggregate value of $40,000) to Mr. Otten, (ii) made an aggregate penalty payment of Cdn$25,000 (US $22,901), (iii) brought current the property taxes due on the Bates-Hunter properties and (iv) were required to make the Cdn$250,000 payment by July 31, 2009 (Wits Basin is in negotiations for a further extension for the July 31, 2009 payment).

Amendment to our Articles of Incorporation

Our Board of Directors approved and recommended to Wits Basin, as the sole shareholder of Hunter Bates, an amendment to our Articles of Incorporation to increase the number of authorized shares of capital stock from 1,000,000 to 100,000,000.  On August 3, 2009, Wits Basin approved and authorized the amendment, which was filed with the Minnesota Secretary of State, effective September 3, 2009.  In conjunction with the amendment, the number of shares issued to Wits Basin was increased from 1,000 to 18,500,000 in anticipation of the Share Exchange Agreement discussed below.

Transfer of Gregory Gold by Wits Basin

On September 3, 2009, Wits Basin contributed all of its equity interests in Gregory Gold Producers, Incorporated, a Colorado corporation, (“Gregory Gold”) to us, thereby making Gregory Gold a wholly owned subsidiary of ours. Gregory Gold has been the oversight management company for the exploration activities conducted at the Bates-Hunter Mine and holds minimal assets related to operating the water treatment plant and area maintenance.

Consulting Agreements

In September 2009, we issued warrants to purchase an aggregate of 1,500,000 shares of our common stock to two accredited investors in consideration of consulting services provided to us.  The warrants have a five-year term, and have an exercise price of $0.01 per share.

Private Placement Offering

On September 29, 2009, immediately prior to the completion of the Share Exchange (described below), Hunter Bates completed a private placement offering to accredited investors (as that term is defined under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) of 1,000,000 Units, each Unit consisting of one share of Hunter Bates common stock and one warrant to purchase a share of Hunter Bates common stock at an exercise price of $1.00, at a per Unit price of $0.50.

Share Exchange Agreement

On September 11, 2009, Wits Basin and Hunter Bates entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Princeton Acquisitions, Inc., a Colorado corporation (“Princeton”), whereby the shareholders of Hunter Bates would exchange their Hunter Bates securities, on a share-for-share basis, for securities of Princeton (the “Share Exchange”). Upon consummation of the Share Exchange, Hunter Bates will be a wholly owned subsidiary of Princeton.  Princeton is a company subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is currently quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “PRAQ.”  Princeton has not had significant operations or assets since inception and has actively sought potential opportunities for an acquisition, sale or merger since inception in 1985.

Effective September 29, 2009, Princeton completed the Share Exchange with the shareholders of Hunter Bates. Immediately prior to the effectiveness of the Share Exchange, certain shareholders of Princeton sold 1,383,543 shares of Princeton common stock to Wits Basin for $262,500.  As a result of these transactions, Wits Basin holds approximately 94% of the issued and outstanding shares of Princeton common stock and accordingly, Princeton became a majority owned subsidiary of Wits Basin.